SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2006
FILE NUMBER 811-1424
SERIES NO.: 18

72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                  $ 1,456
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                  $   300
              Class C                  $   143
              Class R                  $     0
              Investor Class           $10,585
              Institutional Class      $     6

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $000.0804
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $000.0393
              Class C                  $000.0393
              Class R                  $000.0666
              Investor Class           $000.0867
              Institutional Class      $000.0987

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     18,722
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                      7,446
              Class C                      3,587
              Class R                         15
              Investor Class             117,290
              Institutional Class            367

74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $   13.07
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $   12.95
              Class C                  $   12.94
              Class R                  $   13.07
              Investor Class           $   13.06
              Institutional Class      $   13.07